EXHIBIT 10.1

LANVISION SYSTEMS, INC.

Lease agreement between LanVision, Inc. and The Western and Southern Life Insurance Company dated July 30, 2004

                                 LEASE AGREEMENT

      TENANT:                       LanVision, Inc.

      LANDLORD:                     THE WESTERN AND SOUTHERN LIFE
INSURANCE COMPANY

                                Table Of Contents

1.   Premises and Term................................................   43
2.   Use..............................................................   43
3.   Base Rent and Security Deposit...................................   44
4.   Operating Costs..................................................   45
5.   Parking..........................................................   47
6.   Construction.....................................................   48
7.   Alterations......................................................   48
8.   Building Services................................................   49
9.   Landlord's Responsibilities......................................   50
10.  Tenant's Responsibilities........................................   51
11.  Signs............................................................   51
12.  Inspections......................................................   51
13.  Utilities........................................................   52
14.  Assignment and Subletting........................................   52
15.  Fire and Casualty Damage.........................................   53
16.  Insurance........................................................   54
17.  Condemnation.....................................................   55
18.  Holding Over.....................................................   55
19.  Quiet Enjoyment..................................................   55
20.  Events of Default by Tenant......................................   56
21.  Landlord Remedies................................................   56
22.  Mortgages........................................................   57
23.  Events of Default by Landlord....................................   58
24.  Personal Property Taxes..........................................   58
25.  Relocation.......................................................   59
26.  Notices..........................................................   59
27.  Successors.......................................................   59
28.  Estoppel Certificates............................................   59
29.  Survival of Obligations..........................................   60
30.  Hazardous Materials..............................................   60
31.  Exculpation......................................................   60
32.  Financial Statements.............................................   61
33.  Brokers..........................................................   61
34.  Inspection.......................................................   61
35.  Force Majeure....................................................   61
36.  Miscellaneous....................................................   62
37.  Additional Provisions............................................   63
38.  Entire Agreement.................................................   64
Rider A...............................................................   66

Exhibit A.............................................................   69
Exhibit B.............................................................   70
Exhibit C.............................................................   71
Exhibit D.............................................................   72
Exhibit E.............................................................   75

                                 LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") is made and dated the 30 day of July, 2004 and is by and between The Western and Southern Life Insurance Company, an Ohio corporation ("Landlord"), and LanVision, Inc. ("Tenant").

                                   WITNESSETH:

1.    Premises and Term.

      In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord certain premises consisting of 21,723 net rentable square feet of space (the "Premises") located in a building (the "Building") located at 10200 Alliance Road within the County of Hamilton, State of Ohio. For informational purposes, the Premises are outlined on a floor plan attached hereto as Exhibit A. The land on which the Building is situated, together with all improvements located thereon, (the "Property") are described on Exhibit B.

            This Lease shall commence on the Commencement Date, as hereinafter defined, and shall extend for a period of 66 months thereafter (the "Term"); provided, however, that in the event the Commencement Date is a date other than the first day of a calendar month, the Term shall extend for said number of months in addition to the remainder of the calendar month following the Commencement Date.

      The Commencement Date shall be December 1, 2004 or the date upon which the Premises are Substantially Completed, whichever occurs earlier; provided however, should the Premises not be Substantially Completed by the December 1, 2004 date for reasons not caused by Tenant then the Commencement Date shall be extended past the December 1, 2004 date. If the Premises are not Substantially Complete by January 31, 2005, Tenant may terminate this Lease upon written notice to Landlord. As used herein, "Substantially Completed" shall mean when improvements to the Premises have been completed in accordance with the plans and specifications described on Exhibit C attached hereto (the "Plans and Specifications"), subject to the completion of punch list items and the issuance of a final certificate of occupancy. Within five business days of receipt by Tenant, Tenant shall execute and deliver to Landlord an Amendment to this Lease prepared by Landlord and in form and substance substantially similar to that attached hereto as Exhibit D and incorporated herein by reference.

2.    Use.

      The Premises shall be used only for office space and for such other lawful purposes as may be incidental to such use. At its own cost and expense, Tenant shall obtain any and all licenses and permits, if any, necessary for any such use. Tenant agrees to comply with all rules and regulations for the Building as such may be modified or changed by Landlord from time to time, as long as such modifications or changes do not interfere with Tenant's use of the Premises as provided herein and as long as such modifications and changes are uniformly applied to all tenants of the Building. A copy of the current rules and regulations for the Building is attached hereto as Exhibit E. Outside storage, including without limitation trucks and other vehicles, garbage containers and outdoor furniture, is prohibited without Landlord's prior written consent.

3.    Base Rent and Security Deposit.

      A. Base Rent. Tenant agrees to pay Landlord Base Rent ("Base Rent") for the Premises, without demand, deduction or set off, for the entire Term in monthly installments as follows:

                Time Period                               Monthly Installment
                -----------                               -------------------
December 1, 2004 through January 31, 2005                      $13,486.36
February 1, 2005 through July 31, 2005                         $     0.00
August 1, 2005 through November 30, 2006                       $13,486.36
December 1, 2006 through November 30, 2008                     $15,296.61
December 1, 2008 through May 31, 2010                          $17,106.86

            The first monthly installment shall be due and payable on the Commencement Date. Thereafter, each such monthly installment shall be due and payable in advance and without demand on or before the first day of each calendar month following the Commencement Date during the Term hereof, except that the rental payment for any fractional calendar month at the commencement of the Term shall be prorated.

            If Landlord, at Tenant's request, permits Tenant to enter the Premises prior to the Commencement Date to decorate, furnish, or otherwise equip the Premises, Tenant shall not interfere with Landlord's work. Landlord will allow Tenant access to the Premises, free of charge, two (2) weeks prior to the Commencement Date for the purpose of installing modular system furniture, fixtures and equipment as long as such access does not interfere with Landlord's work. Tenant's access to the Premises shall not create a landlord-tenant relationship; however, the provisions of paragraph 16 of this Lease shall apply. Tenant shall pay any additional and reasonable cost to Landlord caused by Tenant's activity on the Premises prior to the Commencement Date.

      B.    Security Deposit.

            On the date hereof, Tenant agrees to deposit with Landlord the sum of $13,486.36, which sum shall be held by Landlord, without interest, as security for the performance of Tenant's covenants and obligations under the Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time and without prejudice to any other remedy provided in this Lease by law, apply such deposit (i) to any arrears of Base Rent, Additional Rent (as hereinafter defined in paragraph 4B) or Other Charges (as hereinafter defined in paragraph 4F) due Landlord, and (ii) against any other damage, injury, expense or liability caused by such event of default. Within five days of receipt of written demand from Landlord, Tenant shall pay to Landlord the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant after termination of this Lease if all of Tenant's obligations under this Lease shall have been fulfilled. If the Property and Building are conveyed by Landlord, Landlord shall deliver said deposit to Landlord's grantee, and Landlord shall have no further liability to Tenant with respect to said deposit and its application or return.

4.    Operating Costs.

      A. Additional Rent. Upon demand, Tenant shall pay to Landlord, as Additional Rent (defined in paragraph 4B) during the Term of this Lease, Tenant's Proportionate Share (defined in paragraph 4E) of Operating Costs (hereinafter defined). Landlord acknowledges that the current Operating Costs and Real Estate Taxes for the Building for Calendar Year 2004 is $5.75 per square foot and the actual cost for Calendar Year 2003 was approximately $5.50 per square foot.

            As used in this Lease, the term "Operating Costs" shall mean any and all expenses, costs and disbursements of any kind and nature whatsoever incurred by Landlord in connection with the ownership, management, maintenance, operation and repair of the Property and Building and which Landlord shall pay or become obligated to pay in respect of a calendar year (regardless of when such Operating Costs were incurred). Operating Costs shall include, but not be limited to: a) the costs of maintenance, repairs, and replacements to the Property, Building and Common Areas (as hereinafter defined), including roof, walls, downspouts, gutters, painting, and sprinkler and irrigation systems; b) the costs of maintaining and repairing parking lots, parking structures and easements; c) property and asset management fees, payroll, fringe benefits and related costs payable to employees and agents of Landlord whose duties are connected with the Property; d) all insurance costs; e) all heating and air conditioning costs; f) electricity, sewer and water and other utility costs not separately metered to tenants; g) the costs of maintaining landscaping, both interior and exterior; h) expenses for office space chargeable to the operation and management of the Building and Property; i) license permits and inspection fees; j) trash and snow removal costs; k) janitorial service costs; l) the cost of Real Estate Taxes (as hereinafter defined); m) costs and expenses incurred by Landlord in protesting the amount of Real Estate Taxes; n) the cost, as amortized by Landlord at an interest rate of prime plus two percent year, of any capital improvements made after completion of the Building that reduce Operating Costs, but only in an amount not to exceed such reduction for the relevant year;
o) the cost of any structural repairs or replacements to the Building that are required under any governmental laws, regulations, or ordinances and that were not applicable to the Building at the time it was constructed; and p) all other expenses necessary for the operation and management of the Building and Property.

            Common Areas ("Common Areas") shall include, but not be limited to, the sidewalks, lobbies, halls, passages, exits, entrances, elevators, stairways, restrooms, parking areas, driveways, and landscaped areas of the Building and Property. Landlord grants to Tenant, its employees, customers and invitees, a nonexclusive license to use, in common with all others to whom Landlord has granted or may hereafter grant a license to use, the Common Areas of the Building and Property, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and uniformly apply to all tenants of the Building and Property. Neither Tenant nor its employees, invitees, or customers shall go upon the roof or into mechanical areas of the Building without the consent of Landlord, which consent shall not be unreasonably withheld.

            Real Estate Taxes ("Real Estate Taxes") shall include all taxes and assessments, special or otherwise, exclusive of penalties or discounts, levied upon the Property by any federal, state, or local governmental agency, and including any use, occupancy, excise, sales or other like taxes. If at any time during the Term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the Building or any future building or buildings on the Property, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within Real Estate Taxes for the purposes hereof. Landlord shall retain the sole right to participate in any proceedings to establish or contest the amount of Real Estate Taxes; provided however any contestment or proceedings that reduces the Real Estate Tax amount to be paid for the Building and Property shall be passed on to Tenant through a reduction in the applicable year's Operating Costs, if any.

      B. Payment of Proportionate Share. For purposes of calculating Tenant's Proportionate Share for the first year of the Lease Term, Landlord has established that the Additional Rent to be paid by Tenant shall be $5.75 per square foot; provided however, notwithstanding the foregoing, no Additional Rent shall be paid by Tenant for the period beginning February 1, 2005 through July 31, 2005. Promptly after the anniversary of the first year of the Lease Term and/or during December of each year (or as soon thereafter as practicable), Landlord shall give Tenant written notice of its estimated amounts payable under Paragraph 4A for the ensuing calendar year, as applicable. On or before the first day of each month thereafter, Tenant shall pay to Landlord one/twelfth (1/12th) of such estimated amounts, which monthly payments shall constitute "Additional Rent." If written notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the month after the month in which such notice is given. If at any time it appears to Landlord that the amounts payable under paragraph 4A for the then current calendar year will vary from its estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

            Within ninety (90) days after the close of each calendar year or as soon thereafter as practicable, Landlord shall deliver to Tenant a summary of the total Operating Costs for the previous calendar year and Tenant's Proportionate Share thereof. If such summary shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, a refund of the excess shall accompany it to Tenant. If such summary shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant shall pay the deficiency to Landlord, as Additional Rent, within thirty
(30) days after delivery of the summary. The obligation of Tenant with respect to the payment of Tenant's Proportionate Share of Operating Costs shall survive the termination of this Lease.

      C. Dispute of Operating Costs. If Tenant questions in writing any such notice of reconciled Operating Costs, and if the question is not amicably settled between Landlord and Tenant within thirty (30) days after said notice has been given, Landlord shall, during the sixty (60) days following the expiration of such thirty (30) day period, employ an independent certified public accountant, mutually acceptable to Landlord and Tenant, to audit Operating Costs. The determination of such accountant shall be final, conclusive, and binding upon Landlord and Tenant. Tenant understands that the actual itemization of, and the amount of individual items constituting, Operating Costs are confidential. While Landlord shall keep and make available to such accountant all records in reasonable detail, and shall permit such accountant to examine and audit such of Landlord's records as may be reasonably required to verify such Operating Costs at reasonable times during business hours, Landlord shall not be required to (and the accountant shall not be permitted to) disclose to any person, firm or corporation, including to Tenant, any such details (it being the intent of the parties that such accountant shall merely certify to Landlord and Tenant the correct amount of adjusted additional Operating Costs for the calendar year). Any change in the reconciled Operating Costs required by such accountant's determination shall be made within thirty
(30) days after such determination has been rendered. The expenses involved in such audit shall be borne by Tenant and deemed to be Other Charges (defined in paragraph 4F) under this Lease, unless the results of such audit determine that the difference between the Operating Costs as determined by the audit and the Operating Costs as determined by Landlord is greater than ten percent (10%) of the Operating Costs as determined by Landlord, in which case such expenses shall be borne by Landlord. If Tenant does not, in writing, question the reconciled Operating Costs within thirty (30) days after such notice of reconciled Operating Costs has been given, Tenant shall be deemed to have approved and accepted such reconciled Operating Costs.

      D. Accounting Methods. If Landlord selects the accrual accounting method rather than the cash accounting method for operating expense purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued.

      E. Definition of Proportionate Share. As used in this Lease, "Proportionate Share" shall mean a percentage factor determined by dividing the net rentable square footage contained in the Premises (21,723 net rentable square feet) by the net rentable square footage contained in the Building (63,261 net rentable square feet), or thirty-four and 34/100 percent (34.34%).

      F. Other Charges. All costs, expenses and other sums (other than Base Rent and Additional Rent) that Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed "Other Charges."

      G. Default Rate.If an installment of Base Rent, Additional Rent, Other Charges or any other payment due from Tenant is not received on or before the tenth (10th) day of the month in which it is due (other remedies for nonpayment notwithstanding) and five (5) days after receipt of written notice from Landlord that Tenant is in default, Tenant shall pay to Landlord a late charge equal to the Default Rate ("Default Rate"), which for the purposes of this Lease shall be the rate of interest equal to the prime rate as announced from time to time by The Fifth Third Bank (or its successor) plus three percent (3%) per year for each day from the first day of the month through the date such payment is received.

5.    Parking.

      Landlord hereby grants to Tenant the right to use, in a manner conducive to good business practice, the parking areas located on the Property at no charge for at least 400 parking spaces on a non-exclusive basis in common with the other tenants of the Building and in compliance with Exhibit E. Such parking, in conjunction with any visitors parking area, shall be for the use of the Tenant's officers, agents, employees and invitees on a non-reserved basis. Landlord reserves the right to designate, for the specific account of Tenant and other tenants, specific parking areas or spaces within the Property. Landlord shall have no liability to Tenant for any damages or claims arising from the use of the parking area by Tenant, other tenants, customers, invitees or employees. Landlord shall not be liable for any vehicle of Tenant or its employees, customers, or invitees that Landlord shall have towed from the Property when parked in violation of Landlord's rules and regulations governing the Building or Property or any governmental laws, regulations, or ordinances.

6.    Construction.

      A. Improvements to be Constructed. The Premises shall be prepared for the occupancy of Tenant in accordance with the Plans and Specifications attached as Exhibit C and outlined in Rider A, (the Work Letter Agreement).

      B. Work Prior to Commencement Date. Before the Commencement Date, Landlord shall have substantially completed in the Premises the leasehold improvements described in Exhibit C and in accordance with Rider A of this Lease. Landlord shall provide an allowance of up to $326,000 for the completion of improvements described in Exhibit C, which shall include without limitation architectural fees, engineering fees (if any), reasonable costs for construction goods and services, and any other reasonable and customary costs associated with the construction of the improvements. Landlord shall be required to get at least three (3) competitive bids for all the major sub-contractors performing the leasehold improvements, including but not limited to the HVAC Systems, electrical systems, plumbing work, drywall work; cabinetry and millwork, painting and flooring installations, and provide such competitive bids to Tenant. For purposes of this Section 6.B., "major sub-contractors" shall mean sub-contractors with contracts for the leasehold improvements in excess of $50,000.00. Tenant shall be responsible for any improvement costs in excess of $326,000. Landlord shall be under no obligation to begin preparation of the Premises for Tenant's occupancy prior to June 30, 2004.

      C. Condition of Premises. The taking of possession of the Premises by Tenant shall be conclusive evidence that: a) Tenant accepts the Premises as suitable for the purposes for which same are leased, subject to "punch list" items to be installed or repaired by Landlord and contained in a punch list, which must be submitted, if at all, to Landlord by Tenant within thirty (30) days after the Commencement Date; b) Tenant accepts the Property as being in a good and satisfactory condition; and c) Tenant waives any defects in the Premises and its appurtenances and in all other parts of the Property, unless such defects are latent and could not be detected within thirty (30) days after the Commencement Date.

7.    Alterations.

      A. Prohibition. Tenant shall not make any alterations, additions or improvements (collectively, "Alterations") to the Property, Building or Premises (including, but not limited to, roof and wall penetrations) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Before commencing any work in connection with Alterations, Tenant shall furnish to Landlord, for Landlord's approval, the following: a) detailed plans and specifications; b) names and addresses of the contractor(s) and subcontractor(s); c) copies of all contracts, subcontracts, and necessary permits; d) a payment and performance bond, or other indemnification, in form and amount satisfactory to Landlord, protecting Landlord against any and all claims, costs, damages, liabilities and expenses that may arise in connection with the Alterations; e) such documentation as is necessary to comply fully with the mechanics' lien law of the State of Ohio; and f) certificates of insurance, in form and amount satisfactory to Landlord, from all contractors and subcontractors who will perform labor or furnish materials, insuring Landlord against any and all liability for personal injury, including workers' compensation claims and for property damage that may arise out of or be in any manner connected with the Alterations.

      B. Indemnification. Tenant hereby specifically agrees to indemnify and hold harmless Landlord from and against any and all liabilities, costs and expenses of every kind and description, including attorneys' fees that may arise out of or in any manner be connected with any Alterations made by Tenant. Tenant shall pay the cost of all such Alterations and all costs associated with repairing and/or decorating the Premises that may be occasioned thereby. All Alterations made by Tenant shall be installed in a good and workmanlike manner, using only materials of the same or higher quality as those installed in the Building. All Alterations, whether placed in or upon the Property, Building or Premises by Landlord or Tenant, shall become Landlord's property and shall remain with the Property, Building or Premises at the termination of this Lease, without compensation, allowance, or credit to the Tenant; provided, however, that notwithstanding the foregoing, at the termination of this Lease, Landlord may request that any or all of said Alterations in or upon the Property, Building and Premises made by Tenant be removed by Tenant, if such requirement is specifically agreed to in writing by Landlord and Tenant when such Alterations are agreed to by Landlord in accordance with the provisions of section 7A, above.. If Landlord requests such removal or if Tenant removes its trade fixtures, Tenant shall remove the same prior to the termination of the Lease and shall repair all damage to the Premises, the Building, and the Property caused by such removal. If Tenant fails to remove any Alterations when requested by Landlord to do so, Landlord may remove the same and repair all damage caused thereby, and Tenant shall pay to Landlord the cost of such removal and repair immediately upon demand therefor by Landlord, plus fifteen percent (15%) of the cost of such removal to reimburse Landlord for its administrative expense. Tenant's obligation to observe or perform this covenant shall survive the expiration or termination of the Lease.

      C. Mechanics' Liens. If, because of any act or omission of Tenant, any mechanic's lien or other lien, charge or order for the payment of money shall be filed against any portion of the Property, Building or Premises, Tenant, at its own cost and expense, shall cause the same to be discharged of record or bonded against within ten (10) days of the filing thereof unless Tenant shall contest the validity of such lien by appropriate legal proceedings diligently conducted in good faith and without expense to Landlord. Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including attorneys' fees, on account thereof. If Tenant shall fail to cause such liens to be discharged of record or bonded against within the aforesaid ten (10) day period or shall fail to satisfy such liens within ten (10) days after any judgment in favor of such lienholders from which no further appeal might be taken, then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such liens to be discharged, plus interest on such amounts at the Default Rate, shall constitute Other Charges payable by Tenant to Landlord.

8.    Building Services.

      A) Electric. Landlord shall provide electric power to the Premises. Such power is intended for normal office usage of lighting, heating, ventilating, and air conditioning equipment, server room/data center and for operating office and computer equipment. Landlord reserves the right, if Tenant's consumption of electricity exceeds that required for normal office and data center use, to include a charge for such electricity as Other Charges or to require Tenant to separately meter the electric usage for the Premises.

      B) Water. Landlord shall provide water for drinking, lavatory and toilet purposes from the regular Building supply.

      C) Janitorial Services. Landlord shall provide janitorial services for the Premises and Common Areas five evenings per week, except for weeks with Holidays (as hereinafter defined).

Such janitorial cleaning services shall be provided by Landlord at the same level or better that of which is provided by other landlords or owners of comparable buildings in the Cincinnati area. At Tenant's request, some areas within the Premises, including the server rooms/data centers, may be off limits to janitors unless an authorized employee is present.

      D) Elevators. Landlord shall provide elevator service.

      E) HVAC. Landlord shall provide heating and air conditioning during Normal Business Hours at such temperatures considered by Landlord to be reasonable and/or as regulated from time to time by governmental authorities. In addition, because the nature of Tenant's business is such that its personnel may need to work in the Premises outside of Normal Business Hours, Landlord agrees to provide up to an additional 10 hours per month of air conditioning outside the Normal Business Hours at no additional expense to Tenant (the "Additional Hours"). Air conditioning shall be provided within three hours of Tenant's request. In the event that Tenant requests Landlord to provide HVAC service for periods that are outside of Normal Business Hours and beyond the Additional Hours in any given month, then Tenant shall reimburse Landlord at the rate of $30 per hour for each HVAC unit that is engaged during such period. Under no circumstances shall Tenant be obligated to pay supplemental charges for HVAC usage except upon Tenant's request for HVAC service for periods that are outside of Normal Business Hours and the Additional Hours. In addition to the foregoing, because Tenant has extensive data processing equipment, including computer server rooms, Landlord agrees that Tenant may install a separately metered, roof-top mounted air conditioning unit dedicated to Tenant's server room(s) to ensure that the temperature in Tenant's server rooms will not be lower than 67 degrees or higher than 75 degrees at all times. The allowance for improvements provided in Article 6B of this Lease may be applied toward the cost of installing such unit. The costs of maintaining such unit will be at Tenant's sole cost and expense, and the utility bills for such unit shall be Tenant's sole responsibility.

      F) Interruption. Landlord does not warrant that building services to be provided by Landlord will be free from interruption due to causes beyond Landlord's reasonable control. Temporary interruption of services or unavoidable delay in the making of repairs for up to 72 hours shall not be deemed an eviction or disturbance of Tenant's use and possession nor shall render Landlord liable to Tenant for damage by abatement of rent or otherwise nor relieve Tenant from performance of its obligations under this Lease.

      G) Normal Business Hours. "Normal Business Hours" shall be 7:00 a.m. to 7:00 p.m. weekdays and 8:00 a.m. to 1:00 p.m. on Saturdays except for Holidays.

      H) Holidays. "Holidays" shall be New Years Day, Presidents Day, Memorial Day, July 4, Labor Day, Thanksgiving Day, and Christmas Day.

      I) Limitation of Access. Landlord acknowledges that, for security reasons, certain areas of the Premises will be accessible only via keyless entry security system installed by Tenant. This may include key card access, biometrics or other currently acceptable security mechanisms. Landlord and Tenant agree to cooperate with each other to facilitate the provision of building services as they apply to such secure spaces.

9.    Landlord's Responsibilities.

      Landlord shall: (i) maintain the Building, including Tenant's Premises (except to the extent of Tenant's responsibilities under in Section 10.A. below), in good repair, reasonable wear and tear and any casualty covered by the provisions of paragraph 15 excepted, and make all necessary repairs and replacements to the Building and its components and operating systems, whether ordinary or extraordinary, structural or nonstructural; (ii) regularly mow any grass, remove weeds and perform general landscape maintenance; and (iii) maintain and repair the parking lot and driveway areas. Tenant shall immediately give Landlord written notice of any defect or need for repairs after which Landlord shall have a reasonable opportunity to repair the same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. If any part of the Building or the Premises is damaged through the fault or negligence of Tenant, its agents, employees, invitees or customers, then Tenant shall promptly and properly repair the same at no cost to Landlord; provided, however, that Landlord may, at its option, make such repairs on behalf of Tenant, the reasonable cost of which shall constitute Other Charges payable by Tenant to Landlord.

10.   Tenant's Responsibilities.

      A. Maintenance of Premises. Tenant shall, at its own cost and expense, keep and maintain all parts of the Premises in good condition, promptly making all necessary repairs and replacements (including, but not limited to, windows, glass and plate glass, doors, any special entry, store fronts or lighting fixtures, floors and floor coverings) and shall keep the whole of the Premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to paragraph 15.

      B. Prohibition against Damage. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

      C. Payment for Damage to Premises. Upon demand by Landlord, Tenant shall pay, as Other Charges, the cost and expense of repairing any damage to the Premises resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, patrons, customers, invitees, or any other person entering upon the Property as a result of Tenant's business activities or caused by Tenant's default under this Lease to the extent that 1) Tenant does not repair such damage, and 2) the cost of repairing such damage is not reimbursed by the insurance to be maintained by Landlord under paragraph 15.

11.   Signs.

      Tenant shall not, without the prior written consent of Landlord, install or affix any window coverings, blinds, draperies, signs, window or door lettering or advertising media of any type (collectively, "Signs") on the Property, the Building or in or on the Premises that are visible from the Common Areas (with the exception of external security related equipment and/or information related to entering the Premises). Any Signs shall be subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove any Signs and window coverings upon the termination of this Lease. Any such installations and removals shall be made in such manner as to avoid injury or defacement of the Building, Premises and other improvements, and Tenant shall repair any injury or defacement, including without limitation discoloration, caused by such installation and/or removal. Landlord reserves the right to install and maintain signage on the exterior or interior of the Building. Landlord agrees to post at the all entrances to Building signs prohibiting the carrying of firearms in accordance with the Ohio Revised Code.

12.   Inspections.

      Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises, on a non emergency basis during Tenant's office hours, or in the case of an

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

emergency at any reasonable time for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. Tenant shall give written notice to vacate to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

13.   Utilities.

      Tenant shall pay for all water, gas, heat, light, power, telephone, sewer and sprinkler charges and other utilities and services separately metered for the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and shall furnish and install all replacement electric light bulbs and tubes.

14.   Assignment and Subletting.

      A. Prohibition. Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant without the prior written consent of Landlord, which consent shall be in Landlord's sole discretion. In the event Tenant desires to sublet the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord sixty (60) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease, and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of Base Rent, Additional Rent and Other Charges herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. The restrictions and requirements of this paragraph 14 shall be binding upon any assignee or subtenant to which Landlord has consented. Upon the occurrence of an event of default as outlined in paragraph 20 of this Lease, if the Premises or any part thereof are then assigned or sublet, Landlord, at its option and in addition to any other remedies provided in this Lease or provided by law, may collect directly from such assignee or subtenant all rent due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease.

      B. Excess Rent. If Landlord grants its consent to any sublease or assignment, Tenant shall pay to Landlord as Other Charges one hundred percent (100%) of any sums in excess of the Base Rent and Additional Rent payable under this Lease received by, or payable to, Tenant under the sublease or assignment.

      C. Payment of Fees. If Landlord grants its consent to any sublease or assignment, Tenant shall pay as Other Charges reasonable attorneys' fees incurred by Landlord with respect to such assignment or sublease.

      D. Options Not Assignable. If Tenant has any options to extend the Term of this Lease, such options shall not be available to any subtenant or assignee, directly or indirectly.

      E. Option to Cancel. In addition to, but not in limitation of, Landlord's right to approve of any subtenant or assignee, Landlord shall have the option to terminate this Lease, in its sole discretion, in the event of any proposed subletting or assignment to terminate this Lease or, in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within sixty (60) days following Landlord's receipt of Tenant's written notice as required in paragraph 14A. If this Lease shall be terminated with respect to the entire Premises pursuant to this paragraph 14E, the Term of this Lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term hereof. If Landlord recaptures only a portion of the Premises under this paragraph 14E, the Base Rent and Additional Rent during the unexpired Term shall abate proportionately.

15.   Fire and Casualty Damage.

      A. Coverage. Landlord agrees to maintain standard "all risk" property coverage insurance covering the Building in an amount not less than 80% of the replacement cost of the Building. "Replacement Cost" as used in this Lease shall be defined in the replacement cost endorsement attached to the all risk coverage policy, with such coverage to be at least equal to those defined, provided and limited in Insurance Services Office standard forms. Subject to the provisions of paragraphs 15B, 15C, 15D and 15E, such insurance shall be for the sole benefit of Landlord and under its sole control.

      B. Destruction of Premises or Building. If the Premises or Building (or any substantial part of either) are damaged or destroyed by fire, tornado, or other casualty, and such damage or destruction in Landlord's sole judgment cannot be repaired within ninety (90) days after such damage or destruction, either Landlord or Tenant may terminate this Lease by written notice to the other within thirty (30) days after such damage or destruction. Such termination shall be effective as of the date of such damage or destruction.

      C. Premises Rendered Untenantable. If the Common Areas are damaged or destroyed by fire, tornado, or other casualty to such an extent as to substantially interfere with Tenant's use of the Premises or if the Premises are rendered untenantable, and such damage or destruction in Landlord's sole judgment cannot be repaired within ninety (90) days of such damage or destruction, then Tenant may terminate this Lease by giving written notice to Landlord within thirty (30) days after such damage or destruction. Such termination shall be effective as of the date of such damage. If Tenant does not so terminate this Lease, Base Rent, Additional Rent, and Other Charges shall abate during any period of such damage or destruction.

      D. Right to Rebuild. If the Building is damaged by any peril covered by the insurance to be provided by Landlord under this paragraph 15, but only to such extent that, in Landlord's sole judgment, rebuilding or repairs can be completed within ninety (90) days after the date of such damage (except that Landlord may elect not to rebuild if such damage occurs during the last year of the Lease), this Lease shall not terminate, and Landlord shall, at its sole cost and expense, proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions, and other improvements that may have been placed in, on or about the Premises by Tenant.

      E. Insurance Applied to Indebtedness. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or the Building requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

16.   Insurance.

      A. Indemnification. Except as otherwise provided in this Lease, Tenant shall protect, defend, indemnify, save and hold harmless Landlord and any fee owner, ground lessor, or underlying landlord of the Property or of the Building against and from any and all claims, liabilities, demands, fines, suits, actions, proceedings, orders, decrees and judgments of any kind or nature by, or in favor of, anyone whomsoever, and against and from any and all costs, damages and expenses, including attorney's fees, resulting from or in connection with, loss of life, bodily or personal injury, or property damage arising, directly or indirectly, out of, or from, or on account of: (i) any accident or other occurrence in, upon, at or from the Premises, or occasioned in whole or in part by the use and occupancy of the Premises or any improvements therein or appurtenances thereto (except to the extent caused by the negligence and willful misconduct of Landlord or Landlord's agents or employees), or by any act or omission of Tenant or any subtenant, concessionaire, or licensee of Tenant, or their respective employees, agents, contractors, or invitees, in, upon, at or from the Premises or its appurtenances or any common area; or (ii) any properly performed action of Landlord or Landlord's agents or employees that is taken in reasonable reliance upon any act, omission or statement of Tenant or any subtenant, concessionaire, or licensee of Tenant, or their respective employees, agents or contractors.

      B. Tenant's Insurance. Tenant, at its sole cost and expense, shall obtain and maintain during the entire Term of this Lease the following types of insurance:

         (i) Commercial general liability insurance providing coverage against claims of bodily injury or property damage occurring in, upon, or about the Premises, with minimum limits of one million dollars ($1,000,000) per occurrence and two million dollars ($2,000,000) in the aggregate;

         (ii) "All risk" property insurance coverage on all of Tenant's personal property, including trade fixtures, floor coverings, wall coverings, furnishings, furniture, and contents on a replacement cost basis;

         (iii) Business interruption insurance in an amount equal to the aggregate of one (1) year's requirement of Base Rent, Additional Rent, and the insurance premiums necessary to comply with this paragraph 16; and

         (iv) Both workers' compensation insurance in compliance with state law and employer's liability insurance with a minimum limit of $500,000 per employee.

      C. Landlord as Additional Insured. The commercial general liability insurance required to be maintained by Tenant shall identify Landlord and its assigns as additional insureds with respect to their liability arising out of Tenant's use, occupancy, and maintenance of the Premises and shall be written with a company or companies reasonably satisfactory to Landlord, having a policyholder rating of at least "A-" (A minus) as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies, and authorized to engage in the business of insurance in the State of Ohio. Tenant shall deliver to Landlord customary insurance certificates evidencing such paid-up insurance. Such insurance shall further provide that the same may not be canceled, terminated or materially modified unless the insurer gives Landlord and Landlord's mortgagee(s) at least thirty (30) days' prior written notice thereof.

      D. Waiver of Subrogation Rights. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant shall waive, and shall cause their respective property insurance carriers to waive, any and all subrogation rights of recovery, claim, action or cause of action against the other, its agents, officers or employees, for any loss or damage that may occur to the Premises, Building, Property, or any personal property of the other party, regardless of cause or origin. Tenant shall take necessary action to make this release effective and binding upon its insurance carriers so that its insurance is not invalidated or otherwise prejudiced by reason of this release.

      E. Increase in Premiums. If insurance premiums payable by Landlord are increased as a result of any breach of Tenant's obligations under this Lease or as a result of Tenant's use and occupancy of the Premises, Tenant shall pay to Landlord as Other Charges an amount equal to any increase in such insurance premiums.

17.   Condemnation.

      A. Condemnation of Premises. If all or part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall terminate as of the date of vesting. Landlord shall be entitled to receive the entire award paid for such taking or condemnation, and Tenant hereby assigns to Landlord all Tenant's right, title and interest therein.

      B. Condemnation Exclusive of Premises. If 25% or more of the Building, exclusive of the Premises, shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then either Landlord or Tenant may terminate this Lease within sixty (60) days after the date of vesting of title. This Lease shall expire on the date specified in such notice of termination. Furthermore, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or the Building requires that the condemnation proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

      C. Reduction of Rent. Any such taking that results in a termination of this Lease, or a reduction of the square footage of the Premises, shall be cause for a proportionate elimination, reduction, or diminution of Base Rent, Additional Rent, and Other Charges.

18.   Holding Over.

      Upon the termination of this Lease by lapse of time or otherwise, Tenant shall immediately surrender the Premises to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes creation of a month-to-month tenancy upon the terms and conditions of this Lease; provided, however, that the monthly installment of Base Rent shall be 125% of the amount paid under this Lease immediately prior to such termination. Tenant shall indemnify Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this paragraph 18 shall not constitute a waiver by Landlord of any right of re-entry as herein set forth, nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed.

19.   Quiet Enjoyment.

      Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the

Term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

20.   Events of Default by Tenant.

      The following events shall be deemed to be Events of Default by Tenant under this Lease:

      A. Failure to Pay Rent. Tenant shall fail to pay any installment of Base Rent, Additional Rent, Other Charges, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days after written notice thereof by Landlord to Tenant.

      B. Chronic Failure of Prompt Payment. Tenant shall fail to make when due any payment of Base Rent, Additional Rent, or Other Charges more than two times within any twelve (12) month period and Landlord, because of these failures, has served upon Tenant within said twelve (12) month period two (2), ten (10) day written notices.

      C. Insolvency or Fraud. Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

      D. Bankruptcy. Tenant shall file a petition under any section or chapter of the federal bankruptcy laws, or under any similar law or statute of the United States or any state thereof, whether now or hereafter in effect; or an order for relief shall be entered against Tenant in any such bankruptcy or insolvency proceedings filed against Tenant thereunder or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

      E. Appointment of Trustee. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

      F. Failure to Operate. Intentionally Omitted.

      G. Failure to Discharge Lien. Tenant shall fail to discharge any lien placed upon the Premises in violation of paragraph 7 hereof.

      H. Failure to Cure. Tenant shall fail to comply with any other term, provision or covenant of this Lease and shall not cure such failure within thirty (30) days after written notice of such failure is received by Tenant. The 30-day notice provided herein shall not apply to paragraphs 20A and 20B above.

21.   Landlord Remedies.

            Upon the occurrence of any of such Events of Default described in paragraph 20 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever:

      A. Termination Options. Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only without terminating the Lease. If Landlord elects to terminate Tenant's right to possession without terminating the Lease, Landlord shall take commercially reasonable steps to relet the Premises to a new tenant as soon as possible.

      B. Repossession of Premises. Landlord may require Tenant to surrender possession and vacate the Premises immediately, and Landlord may enter the Premises in such event with or without process of law and retake possession of the Premises and may expel or remove Tenant or any others who may be occupying or are within the Premises and remove all property therefrom without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law.

      C. Accelerated Rents. Landlord may require Tenant to pay Termination Damages and other amounts due Landlord (as defined hereinafter). If this Lease is terminated by Landlord pursuant to this paragraph 21, Tenant nevertheless shall remain liable for any Base Rent, Additional Rent and Other Charges required to be paid under this Lease, for any damages that may be due or sustained prior to such termination, and for all reasonable costs, fees and expenses incurred by Landlord in pursuit of its remedies under this Lease, including attorneys' fees (all such rents, damages, costs, fees and expenses being referred to herein collectively as "Termination Damages"). Termination Damages shall be due and payable immediately upon demand by Landlord following any termination of this Lease pursuant to this paragraph 21.

      D. Right to Redecorate and Relet. If Landlord reenters and takes possession of the Premises pursuant to this paragraph 21 without terminating this Lease, Landlord shall have the right, but not the obligation, to make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord to be necessary or desirable, and to relet the Premises or any part thereof. Upon demand, Tenant shall pay to Landlord the costs (the "Reletting Costs") of such repairs, alterations, additions, redecorating and all other costs of reletting the Premises or any part thereof, including without limitation attorneys', brokers' and other professional fees. If the consideration collected by Landlord upon any such reletting for the Tenant's account is insufficient to pay the full amount of Termination Damages and Reletting Costs, Tenant shall pay to Landlord, to the extent not already paid, the amount of such deficiency upon demand. If the consideration so collected from any such reletting is more than sufficient to pay the Termination Damages and Reletting Costs, Landlord shall account for the surplus to Tenant.

      E. Removal of Property. If Landlord terminates this Lease or if Tenant's right to possession of the Premises terminates by lapse of time or as otherwise may be provided in this Lease, Tenant shall remove its property from the Premises. Any such property of Tenant, excluding Tenant's business records, not removed from the Premises by Tenant within seven (7) days after the end of the Term or of Tenant's right to possession of the Premises (however terminated), whichever occurs earlier, shall be conclusively deemed to have been forever abandoned by Tenant and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit. Tenant's business records shall not become Landlord's property. Landlord shall return such business records to Tenant at Tenant's cost.

      F. Performance of Terms. If Tenant at any time fails to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, and after reasonable notice or demand and without waiving or releasing Tenant from any obligation under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith to pay expenses and employ counsel. Tenant shall pay to Landlord immediately upon demand all costs associated with this paragraph 21F.

      G. Remedies Cumulative. All rights and remedies of Landlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law or this Lease.

22.   Mortgages.

      Tenant accepts this Lease subject and subordinate to any mortgage(s) now or at any time hereafter constituting a lien for charge upon the Property or the Premises; provided, however, that if the holder of any such mortgage elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage.

23.   Events of Default by Landlord.

      A. The following shall be deemed Events of Default by Landlord under the terms of this Lease:

                  1. Failure to comply with any material term, provision, or covenant of this Lease obligating Landlord, including without limitation Landlord's obligations under Sections 6 and 9, within any applicable cure periods; and

                  2. Failure of Landlord to comply with applicable laws, ordinances, or similar governmental regulations applicable to the Building whereby such failure adversely affects Tenant and/or Tenant's business operations at the Premises.

      B. Upon an Event of Default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord). Prior to any such action, Tenant shall give Landlord written notice specifying such default with particularity, and Landlord shall, upon receipt of said notice, have thirty (30) days in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of Tenant's possession of the Premises and not thereafter. Tenant acknowledges and agrees that all liability of Landlord under this Lease or arising out of the relationship of the parties created thereby shall be limited to the insurance coverage described in this paragraph and Landlord's interest in the Building and Property and any judgments rendered against Landlord shall be satisfied solely out of the insurance proceeds and the proceeds of sale of its interest in the Building and Property as received by Landlord. No personal judgment shall lie against Landlord upon extinguishment of its rights in the Building and Property, and any judgment so rendered shall not give rise to any right of execution or levy against Landlord's assets. The provisions hereof shall inure to Landlord's successors and assigns.

      C. Notwithstanding the foregoing, Landlord shall maintain at least $2,000,000.00 in general liability insurance coverage to compensate Tenant, and any subtenant, concessionaire, or licensee of Tenant, or their respective employees, agents, contractors, or invitees, for damages for which Landlord is liable. The general liability insurance required to be maintained by Landlord shall be written with a company or companies reasonably satisfactory to Tenant, having a policyholder rating of at least "A-" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies, and authorized to engage in the business of insurance in the State of Ohio. Landlord shall deliver to Tenant customary insurance certificates evidencing such paid-up insurance. Such insurance shall further provide that the same may not be canceled, terminated, or materially modified unless the insurer gives Tenant at least 30 days' prior written notice thereof. If Landlord fails to obtain and maintain such insurance coverage during the Term, the provisions under this paragraph limiting Tenant's remedies and rights of recovery shall be void.

24.   Personal Property Taxes.

      Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied

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

or assessed against Landlord or Landlord's property and if Landlord elects to pay the same, or if the assessed value of the Property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord as Other Charges that part of such taxes.

25.   Relocation. Intentionally Omitted.

26.   Notices.

      All notices, demands, requests, consents, approvals and payments that may or are required to be given by Tenant to Landlord shall be a) delivered personally, b) sent by United States certified mail, postage prepaid, or c) sent by overnight courier to Eagle Realty Group, LLC, as Agent for The Western And Southern Life Insurance Company, 421 East Fourth Street, Cincinnati, OH 45202
Attn: Mail Station 47.

      All notices, demands, requests, consents, approvals and payments that may or are required to be given by Landlord to Tenant shall be a) delivered personally, b) sent by United States certified or registered mail, postage prepaid, or c) sent by overnight courier to LanVision, Inc., attention Chief Financial Officer, 5481 Creek Road, Cincinnati, OH 45242 through the date of occupancy of the Premises and thereafter to LanVision, Inc., Attention Chief Financial Officer, 10200 Alliance Road, Cincinnati, Ohio 45242

      Notice shall be deemed to have been given on the date personally delivered or, if addressed and mailed as otherwise provided herein, five (5) business days after deposit in United States mail or one (1) day after deposit with an overnight courier. Either party from time to time may designate a new address by notice to the other party.

27.   Successors.

            The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease. The term "Landlord" shall mean only the owner at any time of the Premises. In the event of the transfer by such owner of its interest in the Premises, Landlord's grantee or Landlord's successor shall upon such transfer become "Landlord" under this Lease, thereby freeing and relieving the grantor or assignor of all covenants and obligations of "Landlord" hereunder; such covenants and obligations shall be binding during the term upon each new owner only for the duration of such owner's ownership. Tenant agrees to furnish promptly upon demand a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease. Nothing herein contained shall give any other tenant in the Building any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein.

28.   Estoppel Certificates.

      Tenant agrees from time to time and within ten (10) days after request of Landlord to deliver to Landlord or Landlord's designee an estoppel certificate in a form and substance substantially similar to that attached as Exhibit F and incorporated herein by reference. Tenant shall make such modifications to such estoppel certificate as may be necessary to make such certificate true and accurate, it being understood that any such statement may be relied upon by any mortgagee, prospective mortgagee, prospective purchaser, or land lessor of the Property. It is understood and agreed that the Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease. If Tenant fails to provide such estoppel certificate within ten (10) days after Landlord's written request, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord and Landlord is hereby authorized to so certify.

29.   Survival of Obligations.

      All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of the Lease, including without limitation all payment obligations with respect to Base Rent, Additional Rent, Other Charges and all obligations concerning the condition of the Premises.

30.   Hazardous Materials.

      A. Prohibition. Tenant shall not receive, store or otherwise handle in or on the Premises, Building or Property any Hazardous Materials (as hereinafter defined), nor shall Tenant permit its agents, servants, employees, officers and directors to handle any Hazardous Materials on the Premises. For the purposes of this Lease, "Hazardous Materials" shall mean any substance or waste containing hazardous substances, pollutants, or contaminants as those terms are defined in
Section 101 (14) of the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), as it may be amended from time to time. This definition includes friable asbestos and petroleum or petroleum-based products.

      B) Indemnification. Tenant shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Landlord from any and all claims, orders, demands, causes of action, proceedings, judgments, or suits and all liabilities, losses, costs or expenses (including, without limitation, technical consultant fees, court costs, expenses paid to third parties and reasonable legal fees), and any damages arising out of, or as a result of, a) any "release" (as defined in Section 101 (22) of CERCLA) by Tenant or Tenant's agents, servants, employees, officers or directors of any Hazardous Materials from the Premises; b) any contamination of the Property's soil or groundwater or damage to the environment and natural resources of the Property that result from actions by Tenant or Tenant's agents, servants, employees, officers or directors occurring after the date of this Lease, whether arising under CERCLA or other statutes and regulations, or common law; or c) any toxic, explosive or otherwise dangerous materials or hazardous materials that have been buried beneath, concealed within or released on or from the Property by Tenant or Tenant's agents, servants, employees, officers or directors after the date of this Lease.

      C) Tenant Environmental Audit. Tenant shall, on demand, pay for the reasonable out-of-pocket costs and expenses incurred by Landlord for any environmental assessment (including without limitation any inspection or testing) of the Premises, Building or Property required by any mortgagee or any governmental authority by reason of the use or occupancy of the Premises, Building or Property by Tenant or Tenant's agents, servants, employees, officers or directors. Landlord acknowledges and agrees that Tenant's current intended use and occupancy of the Premises as provided herein is not a currently recognized environmental problem or hazard and Tenant's current intended use and occupancy of the Premises as provided herein is acceptable to Landlord.

31.   Exculpation.

      This Lease is executed by certain representatives of Landlord and Tenant, not individually, but solely on behalf of Landlord or Tenant, and in consideration for entering into this Lease, Tenant and Landlord hereby waive any rights to bring a cause of action against the individuals executing this Lease on behalf of Landlord or Tenant. All persons dealing with Landlord or Tenant must look solely to Landlord's or Tenant's assets for enforcement of any claim against Landlord or Tenant, and the obligations hereunder are not binding upon, nor shall resort be had to, the private property of any of the trustees, officers, directors, employees or agents of Landlord or Tenant.

32.   Financial Statements.

      Within five (5) business days of a written request by Landlord, Tenant shall provide Landlord with its most recent financial statements, certified to be true and correct by either Tenant's chief financial officer or an independent certified public accountant; provided, however, Landlord may share such statements only with its mortgagee, ground lessor, prospective mortgagees and ground lessors, purchasers and partners, and attorneys, accountants and other advisors of Landlord and each of the foregoing. Financial statements shall include income statements, balance sheets and statements of cash flows for each of the previous two fiscal years and the most recent fiscal year-to-date. Landlord acknowledges that the financial statements provided by Tenant. and its parent company, LanVision Systems, Inc., under this provision will be limited only to financial statements that have been filed with the U.S. Securities and Exchange Commission on Form 10-K or Form 10-Q.

33.   Brokers.

      Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction or that no broker, agent or other person brought about this transaction, other than JHB Real Estate Services, LLC and Tenant agrees to indemnify and hold harmless Landlord from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

34.   Inspection.

      During the period that is nine (9) months prior to the end of the Term, Landlord and Landlord's agents and representatives shall have the right to enter the Premises during Tenant's normal business hours by providing prior notice to Tenant for the purpose of showing the Premises and shall have the right to erect on or in the Building a sign, the form, size and expense of which shall be at the sole discretion of Landlord, indicating that the Premises are available.

35.   Force Majeure.

      If Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, power failure, natural disaster, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this paragraph 35 shall not excuse Tenant from the prompt payment of Base Rent, Additional Rent, Other Charges or any other payment required under the terms of this Lease. For any material obligation under this Lease, if the period of delay is greater than 90 days, the non-delayed party may terminate this Lease upon written notice to the other party.

36.   Miscellaneous.

      A. Gender and Number. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

      B. Topics and Headings. The topics and headings inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

      C. Prohibition on Lease Alteration. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

      D. Governing Law. This Lease shall be subject to and governed by the laws of the State of Ohio.

      E. Invalidity of Any Provisions. If any clause or provision of this Lease shall to any extent be invalid or unenforceable, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.

      F. Compliance with Laws. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisance in or upon, or connected with, the Premises, all at Tenant's sole expense.

      G. Noise/Odors. Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, vibrations, or noise to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb or endanger any other tenants of the Building or unreasonably interfere with the use of their premises.

      H. Recording. The parties agree that this Lease shall not be recorded, either in this present form or in a short form, without the prior written consent of Landlord. Landlord acknowledges that this lease will be filed as an Exhibit to the financial statements of LanVision Systems, Inc. filed with the U.S. Securities and Exchange Commission.

      I. Examination of Lease. Submission of this instrument for examination or signature does not constitute a reservation of or option for lease and this instrument is not effective as a lease or otherwise until execution and delivery by Landlord.

      J. Duplication of Original. Landlord may reproduce this Lease and all documents relating to this Lease by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and Landlord may destroy any original document ("Master") so reproduced. Tenant agrees and stipulates that any such reproduction is an original and shall be admissible in evidence as the Master in any judicial or administrative proceeding (whether or not the Master is in existence and whether or not such reproduction was made or preserved by Landlord in the regular course of business) and any enlargement, facsimile or further reproduction of such a reproduction shall be no less admissible.

      K. Rights Reserved by Landlord. Landlord shall retain the right to a) change the name or street address of the Building, b) to have pass keys to the Premises, c) to approve the size and location of articles or equipment exceeding 50 pounds per square foot live load and 20 pounds per square foot partition load in and about the Premises, and d) to regulate the movement of office furniture and equipment into and out of the Building.

      L. Building Signage. With the prior written consent of Landlord with regard to location, size, and design, Tenant shall be granted the non-exclusive right to install a sign featuring Tenant's name and logo on the facade of the Building, which shall be similar in size and location of the sign shown in Exhibit G hereto. Such signage shall be fabricated and installed in accordance with standard industry practice with respect to building signage. Tenant shall install a meter to measure electric consumption associated with such signage and shall promptly pay for electric consumption associated therewith. Within 30 days of the conclusion of the term of this Lease, whether by expiration or otherwise, Tenant shall remove its building signage and return the facade of the Building to a condition substantially similar to its condition prior to the installation of the signage. Should Tenant fail to remove the signage in a timely manner, Landlord may remove the signage, and Tenant shall reimburse Landlord for the cost of such removal.

      M. Termination Right. Tenant shall have a one-time right to terminate this Lease by delivering written notice to Landlord at any time prior to 5:00 pm on July 30, 2004. Within ten days of receipt of such termination notice, Landlord shall provide to Tenant an invoice consisting of the sum of all costs associated with architectural drawings, engineering fees, and space planning fees incurred by Landlord between June 30, 2004 and the termination date and related to the preparation of the Premises for Tenant's occupancy, if any (the "Termination Fee"). Tenant shall pay to Landlord the Termination Fee within ten days of receipt of notice from Landlord.

      Notwithstanding the foregoing, Tenant understands and agrees that Landlord shall continue to offer the Premises for occupancy to other prospective tenants through July 30, 2004. Should Landlord receive a bona fide offer from another prospective tenant to lease no less than 10,000 square feet of the Premises at any time through July 16, 2004, then Landlord shall notify Tenant of such offer. Within seven business days of receipt of such notice, Tenant shall notify Landlord of its election either to 1) terminate this Lease, or 2) waive its right to terminate this Lease. Should Tenant elect to terminate this Lease, then Tenant shall pay Landlord the Termination Fee as described above; if any. Tenant's failure to respond to Landlord's notice within seven business days shall constitute Tenant's waiver of its right to terminate this Lease, and Landlord shall proceed to prepare the Premises for Tenant's occupancy as if Tenant had no termination right.

37.   Additional Provisions.

      See the attached rider for additional provisions that are a part of this Lease.

38.   Entire Agreement.

      This Lease contains the entire agreement between the parties and supersedes all previous understandings and agreements between the parties, if any. No oral or implied representation or understandings shall vary the terms of this Lease, which may not be amended except by a written instrument executed by both parties hereto.

LANDLORD: The Western and Southern Life            TENANT:   LanVision, Inc.
Insurance Company

By  /s/ Mario San Marco                            By  /s/ Paul W. Bridge, Jr.
    --------------------------------------             -------------------------
        Mario San Marco                                Paul W. Bridge, Jr.
        Its Vice President                         Its  Chief Financial Officer

By  /s/ D. J. Wuebbling
    --------------------------------------
        D. J. Wuebbling
        Its Senior Vice President

      STATE OF OHIO                         )
                                            ) ss:
      COUNTY OF HAMILTON                    )

            On this, the 10 day of August, 2004, before me, a Notary Public, the undersigned officers, personally appeared Mario San Marco and D.J. Wuebbling, who acknowledged themselves to be the vice president and senior vice president (respectively) of The Western and Southern Life Insurance Company, an Ohio corporation, and that they, as such officers, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation as such officers.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                            /s/ Robert Brinkley
                                            -----------------------------------
                                            Notary Public

      My commission expires: June 18, 2005

                                            Robert Brinkley
                                            ------------------------------------
                                            Print Name

                  NOTARY SEAL               Hamilton
                                            ------------------------------------
                                            County of Residence

      STATE OF OHIO                                   )
                                                      ) ss:
      COUNTY OF HAMILTON                              )

            On this, the 30 day of July, 2004, before me, a Notary Public, the undersigned officer, personally appeared Paul W. Bridge, Jr., who acknowledged himself/herself to be the Chief Financial Officer of LanVision, Inc., an Ohio corporation, and that he/she, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation as such officer.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                            /s/ Melissa Vincent
                                            ------------------------------------
                                            Notary Public

      My commission expires: June 8, 2009

                                            Melissa Vincent
                                            ------------------------------------
                                            Print Name

                                            Butler
                                            ------------------------------------

NOTARY SEAL                                 County of Residence

                                     Rider A

                              WORK LETTER AGREEMENT
                 THE WESTERN AND SOUTHERN LIFE INSURANCE COMPANY
                                AS LANDLORD, AND
                                 LanVision, Inc
                                    AS TENANT

RE:         Approximately 21,723 square feet of net rentable area located at
10200 Alliance Road in the Blue Ash Office Center.

      Tenant and Landlord are executing, simultaneously with the Lease, this Work Letter Agreement ("Work Letter Agreement") covering the Premises.

      To induce Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

      1. All work to be completed in accordance with the Plans and Specifications (the "Work") shall be carried out by a contractor selected by and under the direction of Landlord, subject to the requirements of Paragraph 6.B of this Lease. Landlord must consider, within reason, vendors requested by the Tenant.

      2. Any increases in construction costs caused by Tenant's changes to the Plans and Specifications shall be paid for by Tenant as Other Charges to the extent that such costs exceed the allowance provided for by Landlord pursuant to Article 6C of this Lease. Any such changes must receive the prior written approval of both Landlord and Tenant.

      3. Tenant shall cooperate with Landlord to promote the efficient and expeditious completion of all work.

      4. Any delay caused by Tenant in connection with the completion of the Work shall in no event delay the Commencement Date or the payment of Base Rent, Additional Rent, and Other Charges; provided, however, that any such delay shall extend the time allowed for Landlord to complete the Work.

      5. All design, construction, and installation shall conform to the requirements of applicable building, plumbing, electrical, and fire codes and the requirements of any authority having jurisdiction over or with respect to such work, as such codes and requirements may from time to time be amended, supplemented, changed, or interpreted.

      6. Tenant agrees that in the event of a default of payment hereof, Landlord (in addition to all other remedies) has the same rights as in the event of default of payment of Base Rent under the Lease. Notwithstanding any provision contained herein to the contrary, it is understood and agreed that Landlord shall have no obligation to commence the Work until Tenant and Landlord shall have approved a space plan or architectural drawings consistent with the Plans and Specifications.

      7. The costs of modifications and changes to the space plan or architectural drawings either 1) in excess of the Plans and Specifications or 2) after mutual approval of the space plan or architectural drawings shall include any additional costs for architectural and engineering design and construction. All such additional costs shall be borne by Tenant.

Agreed and acknowledged effective the date stated herein.

LANDLORD: The Western and Southern Life     TENANT:   LanVision, Inc.
Insurance Company

By  /s/ Mario San Marco                     By  /s/ Paul W. Bridge, Jr.
    -----------------------------------         --------------------------------
     Mario San Marco                            Paul W. Bridge, Jr.
     Its Vice President                     Its  Chief Financial Officer

By  /s/ D. J. Wuebbling
    -----------------------------------
     D. J. Wuebbling
     Its Senior Vice President

                                    Exhibit A

                          Premises outline map attached

                                    Exhibit B

                                LEGAL DESCRIPTION

      Situated in Section 16, Town 4, Entire Range 1, Sycamore Township, Hamilton County, State of Ohio, in the City of Blue Ash, Lot 24 of Tract 6, and being more particularly described as follows:

      From the northeast corner of Section 16, measure North 85 degrees 37' 00" West along the North line of Section 16, 382.29 ft. to the northwest corner of Tract III of land conveyed to Connecting Railway Company by deed recorded in Deed Book 3814, Page 422, of Hamilton County Records; thence South 9 degrees 40' 20" West, 354.95 ft; thence South 85 degrees 37' 00" East, 10.04 ft; thence South 9 degrees 40' 20" West, 397.07 ft; thence tangent to the last described course and along a curve deflecting to the left with a radius of 2773.32 ft. for a distance of 405.12 ft. (the chord of said curve has a bearing of South 5 degrees 29' 13" West and a length of 404.76 ft.) to the POINT OF BEGINNING; thence continuing along the last described curve and deflecting to the left with a radius of 2773.32 ft. for a distance of 562.67 ft. (the chord of said curve has a bearing of South 4 degrees 30' 34" East and a length of 561.71 ft.); thence tangent to the last described curve, South 10 degrees 19' 20" East, 76.55 ft.; thence North 86 degrees 42' 20" West, 10.29 ft.; thence South 10 degrees 19' 20" East, 132.54 ft; thence North 85 degrees 32' 51" West, 885.80 ft; thence North 6 degrees 24' 30" East, 444.31 ft; thence South 87 degrees 11' 10" East,
197.58 ft; thence tangent to the last described course along a curve deflection to the left with a radius of 75.00 ft. for the distance of 50.78 ft. (the chord of said curve has a bearing of North 73 degrees 24' 46" East of a length of
49.82 ft); thence tangent to the last described curve, North 54 degrees 00' 52" East, 398.89 ft; thence tangent to the last described course along a curve deflecting to the right with a radius of 75.00 ft. for a distance of 46.33 ft. (the chord of said curve has a bearing of North 71 degrees 42' 25" East and a length of 45.60 ft); thence tangent to the last described curve, North 89 degrees 24' 16" East, 151.05 ft. to the POINT OF BEGINNING and containing 10.990 acres, more or less.

Together with all easements of record including, but not limited to, the easement recorded at Deed Book 4318, Page 192 of the Hamilton County, Ohio Records.

                                    Exhibit C
                            Plans and Specifications

      Landlord and Tenant agree that work on Plans and Specifications shall commence on or soon after August 1, 2004. Tenant agrees to cooperate fully with Landlord's space planner and architect to complete mutually agreeable plans no later than September 1, 2004. Both Landlord and Tenant shall initial final drawings prior to the commencement of construction as contemplated by Article 6B and the Work Letter Agreement.

                                    Exhibit D

                          FIRST AMENDMENT TO LEASE AND
                             ACCEPTANCE OF DELIVERY

This FIRST AMENDMENT OF LEASE AND ACCEPTANCE OF DELIVERY (the "Amendment") is made effective as of_____________, 2004 and is by and between The Western and Southern Life Insurance Company ("Landlord"), whose address is 400 Broadway, Cincinnati, Ohio, 45202 and LanVision, Inc. ("Tenant"), whose address is 10200 Alliance Road, Suite ______, Cincinnati, Ohio 45252.

                                   WITNESSETH:

      WHEREAS, Landlord and Tenant executed a certain lease agreement (the "Lease") dated ______________, 2004; and

      WHEREAS, the Lease provides that the Lease shall commence on the date that Landlord delivers possession of the Premises (as defined in the Lease) to Tenant; and

      WHEREAS, Landlord and Tenant now desire to (i) amend the Lease as described below and (ii) state Tenant's acceptance of delivery of the Premises pursuant to Section 6C of the Lease.

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other valuable consideration, Landlord and Tenant agree as follows:

1. The Lease Commencement Date shall be ______________, 2004 and the Lease termination date shall be __________, 20___.

2. Tenant hereby acknowledges and accepts delivery of the Premises pursuant to Section 6C of the Lease and reaffirms the provisions of same Section 6C as if fully rewritten herein.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment of Lease and Acceptance of Delivery to be executed as of the ______ day of ______________, 2004 and to be effective as of the date first written above.

LANDLORD: The Western and Southern Life     TENANT:
Insurance Company

By_____________________________________     By _________________________________
    Mario San Marco                            Paul W. Bridge, Jr.
    Its Vice President                      Its  Chief Financial Officer

By_____________________________________
    D. J. Wuebbling
    Its Senior Vice President

      STATE OF OHIO                         )
                                            ) ss:
      COUNTY OF HAMILTON                    )

            On this, the ______ day of ____________________, ______, before me, a Notary Public, the undersigned officers, personally appeared Mario San Marco and D.J. Wuebbling, who acknowledged themselves to be the vice president and senior vice president (respectively) of The Western and Southern Life Insurance Company, an Ohio corporation, and that they, as such officers, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation as such officers.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                            ____________________________________
                                            Notary Public

      My commission expires:

                                            ____________________________________
                                            Print Name

                                            ____________________________________
                                            County of Residence

      STATE OF OHIO                                  )
                                                     ) ss:
      COUNTY OF Hamilton                             )

            On this, the ______ day of ____________________, 2004, before me, a
      Notary Public, the undersigned officer, personally appeared Paul W. Bridge, Jr., who acknowledged himself/herself to be the Chief Financial Officer of LanVision, Inc., an Ohio corporation, and that he/she, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation as such officer.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                            ____________________________________
                                            Notary Public

      My commission expires:

                                            ____________________________________
                                            Print Name

                                            ____________________________________
                                            County of Residence

                                    Exhibit E

                              Rules and Regulations

1.    Walk and Passageway Obstruction

The sidewalks, entries, passages, court(s), corridor(s), stairways, and elevators shall not be obstructed by Tenant, Tenant's employees, or Tenant's agents, nor used by them for purposes other than for ingress or egress to and from their respective suites.

2.    Heavy Equipment

All safes and other heavy articles shall be carried up or into the Premises only at such times and in such manner as shall be prescribed by Landlord, and Landlord shall in all cases have the right to specify the proper weight and position of any such safe or heavy article. Tenant shall pay any damage done to the Building by taking in or removing any safe or from overloading any floor in any way. Maximum live floor loads for second floor and above shall not exceed fifty (50) pounds per square foot. Defacing or injuring in any way any part of the Building by Tenant, his agent or servants shall be paid by Tenant.

3.    Signs and Directories

No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style, and in such place upon or in said Building as shall be first designated by Landlord; provided, however, that there shall be no obligation or duty on the part of Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. Tenant shall not mark, paint, drill into, or in any way deface the walls, ceiling, partitions, or floors of the building and shall not put therein any spikes, hooks, screws, or nails. Name plates and number plates on doors will be provided by Landlord. Tenant shall pay the cost of name plates. A building directory shall be provided by Landlord in a conspicuous place with the names of Building tenants; any necessary revision in such directory shall be made by Landlord within a reasonable time after written notice from Tenant of the change making the revision necessary, but Landlord shall not be responsible for any inconvenience or damage caused to Tenant as a result of any error in such directory. Initial directory listings shall be at the cost of Landlord. Changes or revisions in a directory listing shall be at the expense of Tenant.

4.    Display Cases

No showcases or any other fixture or objects whatsoever shall be placed in front of the Building or in any court or corridor by Tenant without the prior written consent of Landlord.

5.    Fire Protection

Tenant shall not do or permit anything to be done in Tenant's Premises, or bring or keep anything therein that will in any way increase the rate of fire insurance on the Building, or on property therein, or obstruct or interfere with the right of other tenants, or in any way injure or annoy them, or conflict with
(i) the laws relating to fire or with any regulations of the fire department,
(ii) any insurance policy upon the Building or any part thereof, or (iii) any of the rules or ordinances of the local health department. Tenant shall not use or keep in the Building kerosene, camphene, burning fluid or other combustible materials.

6.    Janitorial Service

Tenant shall not employ any person or persons other than the Landlord's janitor for the purpose of cleaning or taking charge of the Premises without the prior written consent of Landlord, it being understood and agreed that Landlord in no way shall be responsible to any tenant for any loss of property from Tenant's Premises, however occurring, or for any damage done to the furniture by the janitor or any of his employees, or by any other person or persons whomever. Any person or persons employed by Tenant, with the written consent of Landlord, must be subject to and under the control and direction of the janitor of the Building, in all things, in the Building and outside of the Premises. The janitor of the Building may at all times keep a pass key, and he shall be allowed admittance to the Premises as reasonably necessary to perform his or her duties. For security reasons, some areas, including the server rooms/data centers will be off limits to the Janitors unless an authorized employee is present. Tenant shall not hinder landlord's janitors after 5:30 p.m.

7.    Locks

No additional locks shall be placed upon any doors without the written consent of Landlord, nor shall any duplicate keys be made. Landlord shall furnish all necessary keys, and the same shall be surrendered upon the termination of the Lease, and Tenant shall then give to Landlord or his agent explanation of the combination of all locks upon the doors of vaults. Two keys only shall be provided as each lockset is installed or as Tenant's space is occupied. All additional keys requested by Tenant shall be at the expense of Tenant. Additional locksets provided by Landlord upon request of Tenant shall be at the expense of Tenant. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and windows and other means of entry to the Premises closed. . For security reasons, certain areas will be accessible only via the keyless entry security system installed by Tenant. This may include key card access, biometrics or other currently acceptable security mechanisms.

8.    Building Hours

On Sunday and Holidays, and on other days between the hours of 6pm and 8am, access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the watchman of the Building in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude under this rule. In case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or Landlord and protection of property in the Building.

9.    Light and Air Passageways

The doors, skylights and windows that reflect or admit light and air into the corridors and passageways, or to any place in the Building, shall not be covered or obstructed by Tenant.

10.   Utilities

The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuses, or the defacing or injury of any part of the Building shall be paid for by Tenant, excepting only where the defacing or injury is by Landlord or an agent of Landlord. Tenant shall not waste water by interfering with the faucets or otherwise. Landlord reserves the right to make such rules and regulations as it may see fit concerning the use of electric current, gas, water and other supplies of the Building.

11.   Bicycles

Tenant shall not bring any bicycles or similar vehicles into the building.

12.   Debris

Tenant shall not throw debris out of the doors of the Building, or down the stairways or other passages.

13.   Elevator Service

Landlord shall not be liable for any damages from stoppage of elevators for necessary or desirable repairs or improvements, or delays of any sort of duration in connection with the elevator service.

14.   Electric Service

If Tenant desires telegraphic, telephonic or other electric connections, Landlord or its

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agents shall direct electricians where and how wires may be introduced. No boring or cutting of wires shall be permitted without Landlord's prior written consent with exceptions for the server room/data center and designated computer work areas.

15.   Owner Right of Entry

Landlord or its agents shall have the right to enter the Premises, only Tenant's normal business hours, except in an emergency situation, to examine the same or to make such repairs, alterations or additions as Landlord shall deem necessary for the safety, preservation or improvement of the Building.

16.   Use of Premises

Tenant, Tenant's employees, clerks or servants, shall not use the Premises for the purpose of lodging rooms or for any immoral or unlawful purposes.

17.   Upkeep of Premises

All glass, locks and trimmings in or about the doors and windows, and all electric globes and shades belong to the Building and shall be kept whole, and whenever broken by Tenant shall be immediately replaced or repaired and put in order by Tenant under the direction and to the satisfaction of Landlord and, on removal, shall be left whole and in good repair.

18.   Soliciting

Canvassing, soliciting and peddling in the Building is prohibited, and Tenant shall cooperate to prevent the same.

19.   Additional Rules

Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care, and cleanliness of the Premises and for the preservation of good order therein.

20.   Lost Items

Landlord shall not be responsible for lost or stolen property, equipment, money, or any article taken from the Premises, Building, or Property regardless of how loss occurs.

21.   Unattended Premises

Before leaving the Premises unattended, Tenant, its agents, servants, and employees shall close and lock all doors and shut off all lights.

22.   Excess Trash

In the event Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets, it shall be the responsibility of Tenant to dispose of same. In no event shall Tenant set such items in the public hallways or other areas of the Building or Property, excepting Tenant's own Premises for disposal.

23.   Recycling

Tenant is responsible for recycling office waste as required by law. Landlord may provide removal service at Tenant's expense.

24.   Contractor Approval

All contractors and/or technicians performing work for Tenant relating to the Building shall be referred to Landlord for approval. [Note we have technicians performing work a lot and it would not affect the Building or Premises. Xerox Technician, PC Technician, Telephone System Technician etc.]

25.   Use of Hand Trucks

There shall not be used in any space or in the public halls of the Building, either by Tenant, any jobbers, or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

26.   Carpet Damage

Tenant shall be responsible for any damage to carpeting and flooring as a result of rust or corrosion of file cabinets, pot holders, roller chairs, and metal objects.

27.   Extra Utility Usage

In the event Tenant desires utility or air conditioning service at other than normal operating hours, the request must be made through the property manager's office at a

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reasonable length of time prior to the need for this service. This service will be made available at the then-prevailing rate established on an hourly basis. This regulation is subject to the provisions set forth in Paragraph 8.E of the Lease.

28.   Parking Areas

All persons parking in the parking areas shall observe posted signs and markings regarding speed, stop signs, traffic lanes, reserved parking, visitor parking, no parking, parking stripes, etc. Tenants shall be responsible for enforcement of parking regulations among its employees.

29.   Parking

All vehicles will be parked within striped lanes. Parking across stripes or in unmarked areas, and the blocking of walkways, loading areas, entrances or driveways will not be permitted. Should such a situation exist, Landlord, in its sole discretion, shall have the right to tow such vehicles away at owner's expense.

30.   Visitor Parking

The parking areas designated for visitors are zoned to allow parking for a maximum of two consecutive hours per vehicle. Any vehicles in violation of this regulation will be subject to having a notice of violation affixed to said vehicle upon the first offense. Subsequent violations will subject the offending vehicle to be removed from the Property and a towing and/or storage charge levied against the owner of the vehicle in violation.

31.   Employee Disclosure

Tenant shall be responsible for informing its employees of all rules and regulations of the Building.

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                                    Exhibit F
                              Estoppel Certificate

RE:   Premises:  10200 Alliance Road
      Lease Date:________________
      Amendments Dated:
      Between The Western and Southern Life Insurance Company (Landlord) and lANvISION,
Inc.
      Square Footage Leased: 21,723
      Floor/Suite #:________

The undersigned Tenant under the above reference lease ("Lease"), certifies to the following:

      1. We have taken possession of and accepted the Premises described above, except as follows:

      2. The lease terms as described below are true and accurate, and the Lease is in full force and effect:

      Base Rent:
      CAM:
      Taxes:
      Commencement Date:
      Expiration Date:
      TI Construction:

      3. No part of the Premises has been subleased or assigned except as follows:

      NONE

      4. The rent has been paid through:

      5. The security deposit is:
      $13,486.36

      6. We are not in default of our obligations under the Lease. Landlord, to the best of our knowledge, is not in default of its obligations under the Lease. There exists no defense or counterclaim to rent or other sums required to be paid by us under or pursuant to the Lease.

If Tenant is a corporation, the undersigned is a duly appointed officer of the corporation signing this certificate and is the incumbent in the office indicated under his/her name. In any event, the undersigned individual is duly authorized to execute this certificate.

Date:_________

LanVision, Inc.
By:  Paul W. Bridge, Jr.
Chief Financial Officer

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